Form 4 Joint Filer Information

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Name:                          Lenovo Group Limited

Address:                       23/F., Lincoln House, Taikoo Place, 979 King's Road,
                               Quarry Bay, Hong Kong

Designated Filer:              Lenovo IT Alliance Limited

Issuer & Ticker Symbol:        AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                   February 9, 2007



Name:                          Lenovo Holdings (BVI) Limited

Address:                       P.O. Box 71, Craigmuir
                               Chambers, Road Town,
                               Tortola, British Virgin Islands

Designated Filer:              Lenovo IT Alliance Limited

Issuer & Ticker Symbol:        AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                   February 9, 2007



Name:                          Lenovo Sysware Limited

Address:                       P.O. Box 957
                               Offshore Incorporations Centre, Road Town,
                               Tortola, British Virgin Islands

Designated Filer:              Lenovo IT Alliance Limited

Issuer & Ticker Symbol:        AsiaInfo Holdings, Inc. [ASIA]

Date of Event Requiring
  Statement:                   February 9, 2007

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